Exhibit 10.31

IN ACCORDANCE WITH ITEM 601 OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [*] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Mercedes-Benz Car Purchase Contract

Party A (seller): Beijing Penglong Xinghui Automobile Sales and Service Co., LTD

Address: No.271, Baibaizi Village, Shiilidian Township, Chaoyang District, Beijing

Sales consultant: Zhao Xinghua

Tel.: [*]

Service telephone number: [*]

Party B (buyer): Beijing Haoxi Digital Technology Co., LTD

Address: Beijing

Contact number: [*]

Certificate type: Business license

ID No.: [*]

Name, quantity and price of the car

Car brand	And Mercedes-Benz	Motorcycle type	S 400 L Luxury	Year money	MY803
Quantity	One	Body color	Obsidian black	Interior color	Brown
Unit price (lowercas)	1,000,000 yuan		Value-added decoration package 20000 (Johnson & Johnson glass film, foot pad, trunk pad), basic 2A2B maintenance + 3000 after-sales voucher (50% offset). Invisible car coat: 13800, car inspection service fee: 2000.
Unit price (in words)	RMB One million yuan
Remarks	MSRP:1,114,300 yuan		VIN:[*]

2 .Time of payment

2.1 Party B shall pay RMB 10,000 to Party A on the date of signing this Contract (advance payment on the deposit), and the deposit shall be automatically converted to the same amount on the date of payment.

2.2 Payment method:

a  One-time payment method: Party B shall pay all the car price to Party A within three days after receiving the notice of Party A’s car.

b Auto consumer loan: After signing this contract, Party B shall pay all the car price through the automobile consumer loan through a financial institution.

Special reminder:

when Party B pays the vehicle price, it shall pay to the financial department of Party A and obtain the receipt voucher with the special seal of invoice from Party A (if Party B pays the contract price by remittance, it shall be paid to the account designated by Party A; if the remittance is inconsistent with Party B, Party B shall otherwise fail to pay the vehicle price; (ii)Party B shall handle the settlement procedures of the total contract price personally with the above voucher and exchange the official invoice issued by Party A accordingly.

3. Delivery

3.1 Time of delivery: February 8, 2023.

3.2 Delivery method: Party B by itself; other methods: by itself.

3.3 Delivery place: Beijing.

3.4 Acceptance:

a  The vehicle shall be accepted on the spot and sign the new car handover list. Party B shall carefully check and confirm the appearance and basic use functions of the purchased vehicle. If there is any objection to the appearance, party B shall raise the objection to Party A locally.

b  When both parties sign the handover details of the new Mercedes car, the vehicle shall be deemed as the official delivery of the vehicle.

c  When the vehicle is delivered, the risk responsibility of the vehicle shall be transferred from Party A to Party B.

Special agreement: Party A and Party B agree that: 1. After the following conditions are met, Party B may pick up the car: i Party B shall pay off the full price of the car; ii the car pickup person has issued all by Party A The receipt (or invoice), the pick-up bill and the valid certificate of Party B (if the pickup person is not Party B, the power of attorney and the original valid certificate of Party B and the trustee shall be issued at the same time).2. After Party A sees the above documents and documents, it shall regard the holder of the documents as the person to pick up the car (if not for Party B, it shall be deemed to be authorized to pick up the car) and complete the procedures, and the car shall be released.3. Party B shall properly keep the full payment receipt (or invoice), vehicle receipt and valid personal documents, and Party A shall only examine the documents and documents. If the vehicle is removed by others due to party B’s improper storage, Party A shall not be responsible and Party B shall bear all losses by itself.

4. Quality assurance and after-sales service

4.1 The vehicle and its accessories sold by Party A to Party B shall be subject to the quality assurance terms provided by the vehicle manufacturer, and shall meet the basic use requirements specified in the product specification.

4.2 If there is any dispute between the parties over the identification of vehicle quality, the written appraisal opinions of the National Automobile Quality Supervision and Inspection Center (each place) shall be taken as the basis for handling the dispute.

4.3 The warranty period of the vehicle and parts assembly shall be subject to the manufacturer’s warranty provisions.

4.4 For the maintenance value-added gift package of each model given by the manufacturer, it cannot be used outside the store, but only for after-sales use in the store.

Special reminder: Neither employee or agent of Party A shall have the right to make any warranty beyond this contract or to make any change without the written consent of Party A.

5. Force Majeure

5.1 Force Majeure is unforeseeable, unavoidable and insurmountable when the contract is specified, rather than the delay or partial failure of the contract due to the fault or negligence of either party Performance of the situation. Including, but are not limited to, the following situations:

a    Natural disasters, such as flood, plague, fire, drought, tsunami, earthquake, hurricane, etc.;

b    Social abnormal events, such as war, terrorist acts, riots, strikes, riots, government expropriation, expropriation, etc.;

c    government behavior, national environmental protection, automobile and other policy adjustment, exchange rate changes;

d    Delay caused by the interruption or suspension of transport or other public utilities, or the work errors of customs and other state organs;

e    The automobile manufacturer makes production plans and other policy adjustments to the models of vehicles agreed in the contract.

5.2 After the occurrence of force majeure, the party unable to perform the contract shall try its best to take remedial measures, but still unable to perform, it shall not be liable; both parties may follow The actual situation changes this contract or removes this contract.

Special reminder, because the local government vehicle restriction policy, party a reminds party b when signing this contract to confirm that he has obtained the local car registration qualification, because the local policy restrictions cause the purchased vehicles cannot registration, not as force majeure, cannot be exempted from party b to perform this contract, the resulting losses caused by party b himself bear.

6. Liability for breach of contract

6.1 If Party A fails to deliver the vehicle on time and the delay is more than 15 days, Party B has the right to terminate the contract and Party A shall pay party B liquidated damages of RMB 2,000 only.

6.2 If Party B fails to pay the price on time, and Party B fails to pay the price within 15 days after receiving party A’s notification of the vehicle or payment notice, Party A shall have the right If the contract is terminated, Party A shall deduct RMB 10,000 from the deposit paid by Party B as the liquidated damages of Party B, and the remaining amount shall be returned to Party B.

7. Description of Party B entrusting Party A for vehicle damage, personnel damage and third party loss caused by uncertain factors, and Party A shall assist Party B The Party A shall handle the insurance claims settlement matters

This contract assumes that Party A is entrusted by Party B to handle the registration service. Party A shall send someone to drive the contract vehicle to assist Party B in the vehicle inspection and registration procedures, etc.

8. Agreement on vehicle insurance

According to the agreement, the vehicle commercial insurance shall be purchased from the insurance company of Party A. Vehicle commercial insurance should include: vehicle loss insurance, commercial third party insurance, whole vehicle theft and rescue, Driver seat liability insurance, passenger seat liability insurance, glass broken loss insurance, car body scratch insurance, no deductible special contract insurance, wading insurance, without spontaneous combustion risk.

9. Other

9.1 Without the consent of either party, neither party shall assign the rights and obligations under this Contract.

9.2 If there is any change in the front address and telephone number of both parties, it shall timely notify the other party in writing. And the party at fault shall be liable for the losses caused by the delay of either party.

9.3 Any dispute hereunder shall be settled by both parties through negotiation. If no agreement can be reached through negotiation, a lawsuit may be brought to the people’s court with jurisdiction at the place where the contract is performed (i. e., the place of delivery).

9.4 This Contract shall come into force on the date when Party A has affixed special seal for sales contract, signature by Party B (or official seal and special seal for contract) and receives the deposit from Party B. This contract is made in duplicate with the same legal effect. Party A and Party B shall each to hold one copy.

Party B (signature or seal):

Party A (seal): Zhao Xinghua

Date:	Date:

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